UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2024

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”

As discussed under Item 5.07 of this Current Report on Form 8-K, at the 2024 Annual Meeting of Stockholders held on April 16, 2024 (the “2024 Annual Meeting”), stockholders of Moody’s Corporation (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to allow one or more stockholders who own at least 25% of the Company’s common stock, and who satisfy certain procedures, to require that the Company call a special meeting of the stockholders. The amendment to the Charter became effective upon the filing of a Certificate of Amendment of Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 17, 2024.

In connection with approving the Charter amendment and recommending it to the Company’s stockholders for approval, and as disclosed in the Company’s 2024 proxy statement, the Board of Directors (the “Board”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) to conform to and further implement the Certificate of Amendment. The By-Laws amendments specify the information required to be provided in connection with a stockholder’s request to call a special meeting and set forth procedures and conditions applicable to stockholders’ ability to request that the Company call a special meeting. The Board approved the By-Law amendments contingent upon stockholder approval and implementation of the Charter amendment. Accordingly, the amendments to the By-Laws became effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware on April 17, 2024.

The foregoing description of the amendments to the Charter and By-Laws is not complete and is qualified in its entirety by reference to the Certificate of Amendment and the By-Laws, each dated April 17, 2024, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

On April 17, 2024, the Company also filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “Restated Certificate”) that restated and integrated, but did not further amend, the Charter (as amended through the filing of the Certificate of Amendment described above). In connection with approving the Charter and By-Law amendments described above, the Board approved the Restated Certificate, contingent upon stockholder approval and implementation of the Charter amendment. The Restated Certificate was effective upon filing with the Secretary of State of the State of Delaware. The foregoing description of the Restated Certificate is qualified in its entirety by reference to the text of the Restated Certificate, which is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07, “Submission of Matters to a Vote of Security Holders”

The voting results for the matters voted on at the 2024 Annual Meeting are as follows:

1.	Ten directors were elected to serve one-year terms expiring at the Company’s 2025 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	146,193,141	7,225,183	345,068	9,442,425
Thérèse Esperdy	152,147,397	1,283,382	332,613	9,442,425
Robert Fauber	152,634,564	808,637	320,191	9,442,425
Vincent A. Forlenza	142,543,919	9,939,168	1,280,305	9,442,425
Kathryn M. Hill	146,350,766	7,069,912	342,714	9,442,425
Lloyd W. Howell, Jr.	146,992,962	6,422,727	347,703	9,442,425
Jose M. Minaya	152,093,039	1,336,568	333,785	9,442,425
Leslie F. Seidman	149,095,939	3,928,689	738,764	9,442,425
Zig Serafin	148,649,276	4,777,533	336,583	9,442,425
Bruce Van Saun	148,288,339	5,142,299	332,754	9,442,425

2.	The ratification of KPMG LLP as the independent registered public accounting firm of the Company for the year 2024 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,081,476	2,834,185	290,156	—

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
142,085,429	10,576,945	1,101,018	9,442,425

4.

The proposal to amend the Company’s Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,293,287	3,965,292	8,504,813	9,442,425

5.	The stockholder proposal requesting that stockholders owning 15% of the Company’s common stock be able to call special meetings of stockholders was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,784,533	95,714,589	264,270	9,442,425

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Moody’s Corporation, dated April 17, 2024.

3.2	Amended and Restated By-Laws of Moody’s Corporation, effective April 17, 2024.

3.3	Restated Certificate of Incorporation of Moody’s Corporation, effective April 17, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: April 19, 2024

5